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                                                                   Exhibit 10.45

                          AMENDMENT TO LEASE AGREEMENT

This Amendment is made this _______ day of January, 2004 and is an amendment to the Lease Agreement dated 12 August 2003 between Thrustmaster of Texas, Inc. (Lessor) and Torch Offshore, Inc. (Lessee) covering the lease of two modular thruster units, Serial Nos. Y030137-1 and Y030137-2 with accessories as further described in said Lease Agreement.

1. COMMENCEMENT DATE. It is agreed that the Commencement Date, defined in the original Lease Agreement under Section 2, Term and Extensions, is August 12, 2003. Accordingly, the Termination Date of the original Lease Agreement is February 11, 2004.

2. EXTENSION OF LEASE. By mutual agreement, the Lease Agreement is hereby extended for another 6-month term ("Extended Term") following the Termination Date of the Initial Term. Accordingly, the extended lease term runs from February 10, 2004 through August 12, 2004. Lease payments for the Extended Term are $25,000 per month payable monthly on or before the 12th day of each calendar month of the Extended Term, the first payment being due on or before February 12, 2004.

3. PURCHASE OPTION. The Purchase Option as described in Section 5 of the original Lease Agreement is hereby extended as follows:
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The equipment being leased may be purchased by Lessee at and as of the conclusion of the Extended Term for the Purchase Price specified in the Rental Schedule, less a credit in the amount equal to 75% of the Initial Term Rent and Extended Term Rent, to the extent theretofore paid by Lessee hereunder. Such option may be exercised by providing at least 30 days advance written notice to Lessor and by paying the balance of the Purchase Price to Lessor in immediately available U.S. funds on or before the end of the Extended Term, time being of essence.

With respect to the alternate option as described in the second paragraph of
Section 5 of the original Lease Agreement, this alternate option is replaced by the following:

Lessor extends an alternate option to Lessee to purchase two 750 HP thrusters, Thrustmaster Model OD750N with accessories, at a purchase price (OD750N Purchase Price) per Schedule A, less a credit in an amount equal to $75,000, provided that this alternate option is exercised on or before the end of the Extended Term, by (i) written notice to Lessor, (ii) accompanied by payment of 30% (thirty percent) of the balance of the OD750N Purchase Price to Lessor in immediately available U.S. funds at the time of such notice, and (iii) returning the equipment being leased hereunder at the end of the Extended Term in accordance with Paragraph 4(D) of the Lease, time being of the essence. The remaining balance of the OD750N Purchase Price shall be paid to Lessor immediately upon Lessor's notice to Lessee that the 750 HP thrusters are ready to ship. If said option is exercised, Lessor shall deliver the OD750N units FOB Lessor's facility in Houston, Texas, 180 days after the date of Lessee's notice and Lessor's receipt of full payment. For purposes of Schedule C, Warranty Provisions, title to the purchased equipment shall be deemed to have passed upon delivery F.O.B. Lessor's Facility.

The purchase option of the leased equipment and the alternate purchase option of the 750 HP thrusters are mutually exclusive, meaning that only one purchase option may be exercised.

4. MISCELLANEOUS. Except as expressly amended hereby, the terms and provisions of the original Lease Agreement of 12 August 2003 remain in full force and effect.

In witness whereof, Lessor and Lessee, each pursuant to due authority, have so agreed as of the date first set forth above.

                                          LESSOR:

                                          Thrustmaster of Texas, Inc.
ATTEST:

                                          By:________________________________
By: ___________________________           Joe R. Bekker, President
         Secretary

                                          LESSEE:

                                          Torch Offshore, Inc.
ATTEST:

                                          By:_________________________________
By: ___________________________           Thomas P. Budde, Sr. Vice President
         Witness